NEWS FROM:		Exhibit 99.1

GRIFFIN INDUSTRIAL REALTY, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN ANNOUNCES BUSINESS UPDATES

Griffin intends to convert to a REIT

Gordon DuGan to join Griffin as Chairman of the Board; Molly North appointed a Director

Company plans to sell its multi-story office buildings

NEW YORK, NEW YORK (March 4, 2020) Griffin Industrial Realty, Inc. (Nasdaq: GRIF) (“Griffin” or the “Company”)  announced today that its Board of Directors has approved a series of actions that it believes will provide long term value to the Company’s stockholders.   In addition to the below, Griffin has issued two other press releases today to provide further information on today’s announcements  (“Griffin Board Approves Plan to Pursue Conversion to a  REIT” and “Griffin Appoints New Chairman and Additional Director”) and provided an update to its investor presentation on its website (www.griffinindustrial.com)  and in an exhibit to a Form 8-K filed today.

Proposed Conversion to a REIT

Griffin’s Board of Directors has unanimously approved a plan for the Company to pursue conversion to a Real Estate Investment Trust (“REIT”) for federal tax purposes.  This decision is based on the Board’s and management’s consideration of ways to maximize stockholder value and generate growth opportunities as the Company continues to expand its industrial/warehouse property portfolio in select markets.  Griffin, if successful in the conversion process, would plan to elect REIT status commencing with the taxable year beginning January 1, 2021. Griffin issued a separate press release to provide additional information on the proposed REIT conversion,  “Griffin Board Approves Plan to Pursue Conversion to a  REIT.”

New Chairman and Additional Director Added to the Board of Directors

Griffin has appointed Gordon F. DuGan as a Director and Non-executive Chairman of its Board of Directors and Molly North as Director effective March 3, 2020.  Mr. DuGan is the former Chairman and Chief Executive Officer of Gramercy Property Trust, an industrial-focused REIT.  Ms. North is the President and Chief Executive Officer of Al. Neyer, LLC, a commercial real estate development and design-build construction firm.  Frederick “Mike” Danziger, Griffin’s former Chairman, will continue to serve as a Director and Michael Gamzon will remain Griffin’s President and Chief Executive Officer, and a Director.  Griffin issued a separate press release to provide additional information on Mr. DuGan’s and Ms. North’s appointments,  “Griffin Appoints New Chairman and Additional Director.”

Company Intends to Sell its Multi-Story Office Buildings

With Griffin’s primary focus on its industrial/warehouse properties, the Company intends to sell its two multi-story office buildings (the “Office Buildings”) totaling approximately 161,000 square feet located in Griffin Center, in the greater Hartford, Connecticut area.    Upon the completion of a sale of these Office Buildings, Griffin’s remaining office/flex portfolio would consist of ten single-story properties totaling approximately 272,000 square feet which are all located in the greater Hartford, Connecticut area.  Griffin opportunistically may seek to sell its other office/flex properties over time. There can be no assurances that Griffin will be able to sell these Office Buildings, or any other office/flex properties, on favorable terms, or at all.

About Griffin

Griffin is a  real estate business principally engaged in developing, acquiring, managing and leasing industrial/warehouse properties.  Griffin currently owns 41 buildings totaling approximately 4.6 million square feet  (approximately 4.1 million of which is industrial/warehouse space) in Connecticut, Pennsylvania, North Carolina and Florida in addition to over 3,400 acres of undeveloped land.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include Griffin’s beliefs and expectations regarding future events or conditions including, without limitation, the statements regarding the potential sale of Griffin’s multi-story Office Buildings and other office/flex properties, closing of any contemplated sale transactions, Griffin’s plan to convert to a REIT and the anticipated timing of the conversion, expansion and growth scenarios, including the expansion of Griffin’s industrial/warehouse property portfolio in select markets, growing cash flow and increasing stockholder value, intentions, expectations, or prospective results of operations or financial position.  Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in Griffin’s Securities and Exchange Commission filings, including the “Business,” “Risk Factors” and “Forward-Looking Statements” sections in Griffin’s Annual Report on Form 10-K for the fiscal year ended November 30, 2019. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.